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                                                                    EXHIBIT 3.15

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

     KENAI PIPE LINE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of KENAI PIPE LINE COMPANY adopted the following resolution on the 14th day of February, 1996.

     Resolved, that the registered office of KENAI PIPE LINE COMPANY in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, KENAI PIPE LINE COMPANY has caused this statement to be signed by Charles S. Parrish, its Assistant Secretary*, this 14th day of February, 1996.


                                       /s/ Charles S. Parrish
                                       --------------------------

                                          Assistant Secretary
                                       --------------------------
                                                (Title)

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                            KENAI PIPE LINE COMPANY

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 10/13, 1994.


                                       /s/ Kristain M. Geusletta
                                       ----------------------------
                                            Authorized Officer

                                       ASST. SECRETARY

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                          CERTIFICATE OF INCORPORATION

                                       OF

                             KENAI PIPE LINE COMPANY

                                   ---ooOoo---

                FIRST: The name of the corporation is KENAI PIPE LINE COMPANY.

                SECOND: The principal office of the corporation in the State of Delaware is located at No. 100 West Tenth Street in the City of Wilmington, in the County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

                THIRD: The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on are:

                To lay, construct, maintain, own, lease, purchase, sell or otherwise dispose of and operate a pipe line or pipe lines.

                To acquire, construct, maintain, own, lease, sell or otherwise dispose of and operate docks, piers, wharves, tanks and storage facilities of all kinds.

                To transport, store, buy and sell oil, petroleum, refined petroleum products, natural and artificial gas, salt, brine, and other mineral solutions and liquefied minerals, and all products derived therefrom or similar thereto, including casinghead and natural gasoline, and any other liquids or gases.

                To acquire, own, use and sell or otherwise dispose of rights of way and such other property as may be incidental to,
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necessary for, or useful in the establishment, maintenance, operation and conduct of such business.

                To acquire, own, lease, construct, maintain, sell or otherwise dispose of and operate pumping stations, compressing stations, storage stations, boosters, communication facilities, and all other facilities incidental to, necessary for, or useful in carrying out the objects and purposes above set forth.

                To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation.

                To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the corporation.

                To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.


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                To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                To buy, sell or otherwise deal in notes, open accounts, and other similar evidences of debt, and to loan money and take notes, open accounts, and other similar evidences of debt as collateral security therefor.

                To purchase, hold, sell, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.


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                To have one or more offices; to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country; and to have and exercise all the powers of eminent domain that may be provided by the laws of each state in which the corporation is authorized to do business.

                In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do; provided, however, that nothing contained in this Certificate of Incorporation shall be construed as authorizing the corporation to carry on the business of constructing or maintaining or operating public utilities in the State of Delaware or to engage in the business of banking or insurance in the State of Delaware, or as authorizing the corporation in any state to carry on any business, or exercise any powers, which a corporation organized under the laws of said state could not carry on or exercise, except to the extent permitted or authorized by the laws of said state.

                The objects and purposes specified in the foregoing clauses shall be construed to be powers as well as objects and purposes,



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and, except where otherwise expressed, shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation; but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                FOURTH: The total number of shares of stock which the corporation is authorized to issue is twenty thousand (20,000); all of such shares shall be without par value.

                FIFTH: The stockholders of the corporation shall have the pre-emptive right to subscribe to arid purchase any shares of stock issued or offered for sale by the corporation and any or all issues of securities convertible into stock of the corporation in proportion to their respective stock holdings at that time. If any stockholder elects not to subscribe to or purchase his proportionate part of such additional shares of convertible Securities, the same shall be offered to the remaining stockholders in proportion to their holdings, and succeeding offers shall be made until the shares or convertible securities have either been acquired by the other stockholders or refused by all the stockholders, after which the same may be sold to non-stockholders.

                SIXTH: At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a


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single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit. Unless the By-Laws otherwise provide, voting at elections of directors need not be by ballot.

                SEVENTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

                EIGHTH: The names and places of residence of the incorporators are as follows:

             Names                              Residence
             -----                              ---------
        R.F. Westover                      Wilmington, Delaware
        L.A. Schoonmaker                   Wilmington, Delaware
        A.D. Atwell                        Wilmington, Delaware

                NINTH: The corporation is to have perpetual existence.

                TENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                ELEVENTH: The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. Any vacancy in the Board of Directors or any newly created directorship resulting from an increase in the number of directors, may be filled by the stockholders at any annual or special meeting as shall be provided in the By-Laws. Stockholders holding shares sufficient under Article Sixth to entitle them to elect at least one director may, in the event of such vacancy or newly created directorship, at any time


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call a meeting of stockholders for the election of all directors, and, in such event, the terms of office of all directors then in office shall expire upon the election and qualification of their respective successors.

                TWELFTH: In furtherance, arid not in limitation of the powers conferred by law, the board of directors is expressly authorized:

                To make and alter the by-laws of this corporation, without any action on the part of the stockholders; but the by-laws made by the directors and the powers so conferred may be altered or repealed by the directors or stockholders.

                To authorize the borrowing of funds and the execution of mortgages and liens upon the real and personal property of the corporation.

                To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

                To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or


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names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

                The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall, insofar as permitted by law, be as valid and as binding upon the corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the corporation.

                The corporation may in its by-laws confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authority expressly conferred upon it by statute.

                THIRTEENTH: No contract or other transaction between the corporation and any other corporation and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of


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the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the board of directors or a majority thereof; and any director of the corporation who is also a director or officer of such corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested; and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested.

                FOURTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title VIII of the Delaware Code of 1953, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title VIII of the Delaware Code of 1953,


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order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                FIFTEENTH: Meetings of stockholders and of the board of directors may be held without the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may from time to time be designated by the board of directors or in the by-laws of the corporation.

                SIXTEENTH: No action required or permitted to be taken by the stockholders, by statute, by this Certificate of Incorporation or by the bylaws of this corporation, (including, but not limited to the amendment, alteration or repeal of this Certificate of Incorporation) shall be taken by the stockholders except upon the affirmative vote of the holders of not less than eighty percent


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(80%) of the stock of the corporation entitled to vote, or upon the written consent of all of the stockholders; provided, however that the foregoing provisions of this article shall not in any way limit the right of cumulative voting as provided in this Certificate of Incorporation.

                WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 28th day of March, 1960.

                                     R.   F. Westover              (SEAL)

                                     L.   A. Schoonmaker           (SEAL)

                                     A.   D. Atwell                (SEAL)


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